Press Release

                                                                                                           Contact: Michael D. Devlin
                                                                                                                      Guy Hackney
                                                                                                                                                                                                                                             Telephone: (609) 465-5600

CAPE BANCORP, INC.
ANNOUNCES ANNUAL MEETING INFORMATION

Cape May Court House, NJ – (Marketwire) – February 19, 2014 – Cape Bancorp, Inc. (NASDAQ: CBNJ) announced that the 2014 Annual Meeting of Shareholders will be held April 28, 2014 at 9:00 a.m. at The Greate Bay Country Club, 901 Mays Landing Road, Somers Point, New Jersey.  Stockholders of record at the close of business on March 7, 2014 are entitled to vote at this meeting, and any adjournments thereof.